SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549

                         ___________________

                              FORM 8-K

                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)           September 14, 2000


                        Mark IV Industries, Inc.
                (Exact Name of Registrant as Specified in Charter)



Delaware				1-8862			23-1733979
--------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission                  (IRS Employer
of Incorporation)                File Number)              Identification No.)




501 John James Audubon Parkway, P.O. Box 810, Amherst, New York  14226-0810
--------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code      (716) 689-4972
                                                        --------------

                               Not Applicable
      (Former Name or Former Address, if Changed Since Last Report.)


<page2>




Item 1.  Changes in Control of Registrant.
------------------------------------------

	(a)	As a result of the filing of a Certificate of Merger with
the Secretary of State of the State of Delaware on September 14, 2000,
MIV Acquisition Corporation, an entity controlled by funds advised by BC Partners, a leading European private equity firm, was merged with and into Mark IV Industries, Inc. ("Mark IV"), with Mark IV continuing as the surviving corporation, in accordance with that certain Agreement and Plan of Merger, dated as of May 26, 2000, as amended as of August 1, 2000, by and between Mark IV and MIV Acquisition (the "Merger Agreement"). As a result of the merger, the surviving corporation became a wholly-owned subsidiary of MIV Holdings S.A., an entity organized under the laws of Luxembourg ("MIV Holdings").

      In the merger, all of the issued and outstanding shares of common stock, par value $.01 per share, of Mark IV formerly held by Mark IV's public shareholders were converted into and became the right to receive $23.00 in cash, without interest, subject to the terms of the Merger Agreement. The aggregate amount of consideration paid for such shares in the merger was approximately $1.05 billion. In addition to equity financing provided by certain funds controlled by BC Partners and other equity investors, a bank syndicate led by The Chase Manhattan Bank provided senior debt financing to fund the merger consideration, the refinancing of certain indebtedness of Mark IV and its subsidiaries and other transaction costs. In connection with the merger, 100% of the issued and outstanding shares of common stock, par value $.01 per share, of the surviving corporation were pledged by MIV Holdings to secure certain obligations to the lenders providing the senior debt financing.

      In accordance with the terms of the Merger Agreement, all of the members of the Board of Directors of Mark IV resigned effective as of the effective time of the merger, and the directors of MIV Acquisition as of the effective time of the merger (which included William P. Montague, an officer and former director of Mark IV, and Kurt Johansson, Giuliano Zucco and David Oliver, each an executive of Mark IV) became the directors of the surviving corporation at such time.

      (b) Except as set forth in Item 1(a) above, there are no arrangements known to Mark IV, including any pledge by any person of securities of Mark IV, the operation of which may at a subsequent date result in a change in control of Mark IV.

                                     Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      MARK IV INDUSTRIES, INC.


Date:   September 29, 2000              By:     /s/ Richard L. Grenolds
                                           ----------------------------
                                        Name:   Richard L. Grenolds
                                        Title:  Vice President and
                                                Chief Accounting Officer



??